                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                   ----------



              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 31, 2002



                                  Provant, Inc.
                                  -------------
             (Exact name of registrant as specified in its charter)



         Delaware                    000-23989              04-3395167
         --------                    ---------              ----------
State or other jurisdiction      Commission File     IRS Employer Identification
     of incorporation                Number                     No.



                        67 Battermarch Street, Suite 500
                                Boston, MA 02110
                                ----------------
                    (Address of principal executive offices)



                                 (617) 261-1600
                                 --------------
                         (Registrant's telephone number,
                              including area code)





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Item 5.  Other Events

         On December 31, 2002, Provant, Inc. announced the completion of the sale by Provant to Novations Group Inc., a subsidiary of Drake Beam Morin-Japan (DBM-J), of Provant's Performance Solutions, Technology and Development, Vertical Markets and Project Management groups and Learning and Strategic Alliances businesses. The transaction is fully described in Provant's Current Report on Form 8-K filed with the SEC on December 17, 2002.

The foregoing announcement includes statements which may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Please be cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of any number of factors, including risks related to Provant's ability to generate sufficient cash flow from operations, its ability to satisfy the requirements of its lenders and junior creditors, its ability to conclude meaningful strategic alternatives, government contracting risks, its dependence on key personnel, its ability to implement appropriate cost-cutting efforts without materially and adversely affecting its operations and prospects, general economic conditions and fluctuations in quarterly results. These factors and others are more fully discussed in Provant's SEC filings.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PROVANT, INC.


                                  By: /s/ Janet M. Sullivan
                                      ------------------------------------------
                                      Janet M. Sullivan
                                      Vice President and Chief Financial Officer

Date: January 2, 2003


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